UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2019

AXIS CAPITAL HOLDINGS LIMITED

(Exact Name Of Registrant As Specified In Charter)

Bermuda	001-31721	98-0395986
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

92 Pitts Bay Road

Pembroke, Bermuda HM 08

(Address of principal executive offices, including zip code)

(441) 496-2600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(4)(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On April 3, 2019, AXIS Capital Holdings Limited (the “Company”) and AXIS Specialty Finance PLC, a public company limited by shares incorporated under the laws of England and Wales and an indirect wholly–owned subsidiary of the Company (“AXIS Finance”), entered into a first supplemental indenture (the “First Supplemental Indenture”) among AXIS Finance, as issuer, the Company, as guarantor and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), to the senior indenture, dated as of March 13, 2014 (the “Indenture”) relating to $250,000,000 aggregate principal amount of 5.150% Senior Notes due 2045 (the “2045 Senior Notes”) issued by AXIS Finance and fully and unconditionally guaranteed by the Company.

The changes described below were made to permit the 2045 Senior Notes to qualify as Tier 3 ancillary capital under eligible capital requirements of the Bermuda Monetary Authority. Because this amendment does not materially adversely affect the interests of the holders of 2045 Senior Notes, the First Supplemental Indenture was entered into without consent of any holders of 2045 Senior Notes. The First Supplemental relates to the 2045 Senior Notes only and does not affect any other series of securities issued under the Indenture.

The 2045 Senior Notes originally provided that the 2045 Senior Notes are redeemable at any time at the option of AXIS Finance at a redemption price equal to a make-whole premium or, in the event that, as a result of certain tax law changes, AXIS Finance or the Company becomes obligated to pay additional amounts with respect to the 2045 Senior Notes, at par, plus in each case, accrued and unpaid interest. The First Supplemental Indenture limits this optional redemption right to provide that the 2045 Senior Notes are not redeemable at the option of AXIS Finance on or before March 13, 2017, except in the limited circumstances set forth in the First Supplemental Indenture and prior to maturity unless certain conditions are satisfied.

The First Supplemental Indenture also clarifies, for the avoidance of doubt, that the 2045 Senior Notes are free of encumbrances and that neither the Indenture nor the 2045 Senior Notes contain any terms or conditions designed to accelerate or induce the Company or any of its subsidiary’s insolvency or effect similar proceedings.

Holders of 2045 Senior Notes should note that the 2045 Senior Notes do not in any way give rise to any rights of set-off against any claims and obligations of the Company, AXIS Finance or any of the Company’s regulated operating subsidiaries to any holder or creditor.

HSBC Securities (USA) Inc. provided financial advisory services to the Company in connection with the evaluation of certain regulatory capital matters relating to the 2045 Senior Notes.

This description of the First Supplemental Indenture and related matters is not complete and is qualified in its entirety by the actual terms of the First Supplemental Indenture, a copy of which is incorporated herein by reference and attached hereto as Exhibit 4.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description of Document

4.1	First Supplemental Indenture, dated as of April 3, 2019, among AXIS Specialty Finance PLC, AXIS Capital Holdings Limited and The Bank of New York Mellon Trust Company, N.A., relating to the 5.150% Senior Notes due 2045.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 4, 2019

AXIS CAPITAL HOLDINGS LIMITED

By:	/s/ Conrad D. Brooks
Conrad D. Brooks
General Counsel